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                                                                   EXHIBIT 10.45

                              EXCHANGE AGREEMENT
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     EXCHANGE AGREEMENT, dated August 1, 1997 (this "Agreement"), among News
Publishing Australia Limited, a Delaware corporation ("NPAL"), Liberty Media Corporation, a Delaware corporation ("Liberty"), and Liberty IFE, Inc., a Colorado corporation and a wholly owned subsidiary of Liberty ("LIFE").


                                   RECITALS
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     1.   Liberty, LIFE and Fox Kids Worldwide, Inc., a Delaware corporation
("Fox Kids"), are parties to a Contribution and Exchange Agreement, dated as of June 11, 1997 and amended as of the date hereof (the "Contribution Agreement"), pursuant to which LIFE has agreed, subject to the terms and conditions of the Contribution Agreement, to contribute securities of International Family Entertainment, Inc. owned by LIFE (the "IFE Securities") to Fox Kids in exchange for shares of Fox Kids Series A Preferred Stock, par value $.001 per share (the "Fox Kids Preferred Stock").

     2. Liberty and LIFE have entered into the Contribution Agreement, and are willing to accept the Fox Kids Preferred Stock in exchange for the IFE Securities on the terms and subject to the conditions of the Contribution Agreement, only if LIFE and any subsequent holder of shares of Fox Kids Preferred Stock has the right to exchange its shares of Fox Kids Preferred Stock for shares of NPAL Preferred Stock following the occurrence of (i) an Event of Default under the Certificate of Designations for the Fox Kids Preferred Stock or (ii) certain other events described herein.

     3. This Agreement sets forth the terms and conditions on which LIFE and any subsequent holder of shares of Fox Kids Preferred Stock shall have the right to cause NPAL to exchange the shares of Fox Kids Preferred Stock owned by LIFE or any such subsequent holder for shares of NPAL Preferred Stock, and constitutes the "Exchange Agreement" referred to in Section 9.6 of the Contribution Agreement.

                                   AGREEMENT
                                   ---------

          In consideration of the contribution by LIFE of the IFE Securities to Fox Kids in exchange for Fox Kids Preferred Stock, which contribution NPAL hereby agrees shall benefit NPAL, the parties hereto agree as follows:

     1.   Definitions.
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     "Affiliate" means, when used with reference to a specified person, any person that directly or indirectly through one or more intermediaries controls, or is under common control with, such specified person.

     "Exchange Date" has the meaning set forth in Section 3.2 hereof.
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     "Exchange Event" means either of the following:

          (i) the receipt by the holders of shares of Fox Kids Preferred Stock of written notice from Fox Kids of any Liquidation pursuant to Section 5 of the Fox Kids Certificate of Designations; and

          (ii) any receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt or other similar proceedings affecting Fox Kids or its assets.

     "Fox Kids Certificate of Designations" means the Certificate of Designations for the Fox Kids Preferred Stock filed with the Delaware Secretary of State on the date hereof, as amended from time to time in accordance with the terms thereof.

     "Fox Kids Event of Default" means an "Event of Default" as defined under
Section 8 of the Fox Kids Certificate of Designations.

     "NPAL Certificate of Amendment" means the Certificate of Amendment to the NPAL Certificate of Incorporation authorizing the NPAL Preferred Stock and filed with the Delaware Secretary of State on the date hereof, as amended from time to time in accordance with the terms thereof.

     "NPAL Preferred Stock" means the Preferred Stock, par value $.001 per share, of NPAL.

     Capitalized terms not otherwise defined herein have the meanings assigned thereto in the Fox Kids Certificate of Designations.

     2.   Representations and Warranties of NPAL. NPAL represents and warrants
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to Liberty, LIFE and each subsequent holder of shares of Fox Kids Preferred
Stock as follows:

     2.1  Authorization. NPAL has the requisite corporate power and authority to
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enter into and carry out the terms of this Agreement. All necessary corporate action on the part of NPAL to authorize and approve the due execution, delivery and performance of this Agreement have been taken. This Agreement has been duly executed and delivered by NPAL and constitutes its valid and binding obligation, enforceable against it in accordance with its terms.

     2.2  The NPAL Preferred Stock. The NPAL Certificate of Amendment has been
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approved by the Board of Directors and the sole stockholder of NPAL, and the
NPAL Certificate of Amendment has been filed with the Delaware Secretary of State. The authorized share capital of NPAL includes 500,000 shares of NPAL Preferred Stock, and NPAL has no other authorized shares of preferred stock. Each share of NPAL Preferred Stock, when received upon valid exercise of the exchange right set forth in Section 3 of this Agreement by a holder of Fox Kids

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Preferred Stock, will have all of the preferences and relative participating, optional and other special rights, qualifications, limitations and restrictions set forth in the NPAL Certificate of Amendment and will be duly and validly issued, fully paid and non-assessable. The NPAL Board of Directors has reserved all 500,000 shares of NPAL Preferred Stock for issuance in exchange for up to an equal number of shares of Fox Kids Preferred Stock.

     3.   Exchange Covenants of NPAL.
          --------------------------

     3.1  Right to Exchange. At any time after the occurrence of a Fox Kids
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Event of Default or an Exchange Event and unless previously redeemed, each holder of shares of Fox Kids Preferred Stock shall have the right, but not the obligation, to cause NPAL to exchange all, but not less than all, of such holder's shares of Fox Kids Preferred Stock for shares of NPAL Preferred Stock, on a one-for-one basis. The right to exchange shares of Fox Kids Preferred Stock called for redemption shall terminate immediately prior to the close of business on the date the full redemption price is paid for such shares under the terms of the Fox Kids Certificate of Designations.

     3.2  Mechanics of Exchange (a) In order to exchange shares of Fox Kids
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Preferred Stock, the holder thereof shall surrender the certificates evidencing the shares of Fox Kids Preferred Stock to be exchanged to NPAL at its principal offices at c/o News America Publishing Incorporated, 1211 Avenue of the Americas, New York, New York 10036, Attention: Office of the General Counsel (or such other address as the record holders of shares of Fox Kids Preferred Stock may be notified of in accordance with Section 15 hereof), duly endorsed to NPAL or in blank (or accompanied by duly executed instruments of transfer to NPAL or in blank), together with written notice of exchange (an "Exchange Notice") specifying the number of shares of Fox Kids Preferred Stock being exchanged and specifying the name or names (with addresses) in which the certificate or certificates representing the NPAL Preferred Stock deliverable on such exchange are to be registered. Each exchange shall be deemed to have been effected immediately prior to the close of business on the date (the "Exchange Date") on which all of the requirements for such exchange set forth in this Agreement (including without limitation that set forth in Section 8 hereof) shall have been satisfied. If any transfer is involved in the issuance or delivery of any certificate or certificates for shares of NPAL Preferred Stock in a name other than that of the registered holder of the shares of Fox Kids Preferred Stock surrendered for exchange, such holder shall also deliver to NPAL a sum sufficient to pay all taxes, if any, payable in respect of such transfer or evidence satisfactory to NPAL that such taxes have been paid. Except as provided in the immediately preceding sentence, NPAL shall pay any issue, stamp or other similar tax in respect of such issuance or delivery. An Exchange Notice may be revoked at any time prior to the close of business on the Exchange Date.

     (b) As promptly as practicable (but in any event within two Business Days) after the Exchange Date, NPAL, in accordance with the provisions of this Section 3, shall issue and deliver at the principal office of NPAL specified in Section 3.2(a), to the holder of the shares of Fox Kids Preferred Stock so surrendered for exchange, or on his or her written order, a certificate

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or certificates for the number of full shares of NPAL Preferred Stock issuable upon exchange of such shares in accordance with the provisions of this Section
3.

     3.3  Effect of Exchange. The Person in whose name the certificate for
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shares of NPAL Preferred Stock is issued, upon exchange in accordance with this
Section 3, shall be treated for all purposes as the stockholder of record of such shares of NPAL Preferred Stock as of the close of business on the Exchange Date. Upon the valid and effective exchange of shares of Fox Kids Preferred Stock for an equal number of shares of NPAL Preferred Stock, the rights of the holder of such shares of Fox Kids Preferred Stock, as a holder thereof, shall cease.

     4.   Reservation of Shares. NPAL covenants and agrees with Liberty, LIFE
          ---------------------
and each subsequent holder of shares of Fox Kids Preferred Stock, for so long as any shares of Fox Kids Preferred Stock are outstanding, to reserve and keep available at all times, free of preemptive rights and any liens or adverse claims, out of the aggregate of its authorized but unissued shares of NPAL Preferred Stock, sufficient shares of NPAL Preferred Stock for the purposes of satisfying its obligation to exchange shares of NPAL Preferred Stock for shares of Fox Kids Preferred Stock in accordance with the terms of this Agreement.

     5.   Issuance of NPAL Preferred Stock. NPAL shall not issue any shares of
          --------------------------------
NPAL Preferred Stock other than in exchange for shares of Fox Kids Preferred Stock in accordance with the terms of this Agreement.

     6.   No Amendments to NPAL Certificate of Incorporation. NPAL covenants and
          --------------------------------------------------
agrees, for so long as any shares of Fox Kids Preferred Stock are outstanding, not to amend, alter or modify the certificate of incorporation of NPAL in a manner that would adversely affect the powers, preferences, or rights of a holder of NPAL Preferred Stock as set forth in the NPAL Certificate of Amendment on the date hereof.

     7.   Third Party Beneficiaries. All of NPAL's obligations under this
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Agreement shall be directly enforceable by Liberty, LIFE and any subsequent holder from time to time of the Fox Kids Preferred Stock. Each such subsequent holder of Fox Kids Preferred Stock is an intended third-party beneficiary of this Agreement.

     8.   H-S-R Approvals. It shall be a condition of any exchange of Fox Kids
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Preferred Stock for NPAL Preferred Stock pursuant hereto that the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "H-S-R Act"), be complied with. If a holder of Fox Kids Preferred Stock (or any Affiliate thereof) is required to file a notification and report form under the H-S-R Act before it may exchange such shares for shares of NPAL Preferred Stock (an "H-S-R Holder"), then NPAL shall promptly provide to such H-S-R Holder, and in any event within 5 Business Days after receipt of such H-S-R Holder's request therefor, all information concerning NPAL and its Affiliates as may be required for such H-S-R Holder (or such Affiliate) to complete its notification and report form. NPAL shall, or cause its appropriate Affiliate to, file an appropriate notification and report form under the H-S-R Act within 5

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Business Days after the date that such H-S-R Holder requests that such report be filed, and NPAL shall, or shall cause such Affiliate to, supply promptly any additional information and documentary material that may be requested pursuant to the H-S-R Act. The Exchange Date with respect to any exchange of Fox Kids Preferred Stock shall not occur prior to such time as the waiting period under the H-S-R Act shall have expired or been terminated. A holder of Fox Kids Preferred Stock shall not be required to make any filings under the H-S-R Act, and expiration or termination of the waiting period under the H-S-R Act shall not be a condition to an exchange by a holder of Fox Kids Preferred Stock hereunder, if such holder delivers to NPAL an opinion of counsel, in form reasonably acceptable to NPAL, that no filings are required under the H-S-R Act before such holder may effect an exchange of all of its shares of Fox Kids Preferred Stock for shares of NPAL Preferred Stock hereunder.

     9.   Successors and Assigns. All covenants and agreements contained in this
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Agreement shall bind the successors (whether by merger, share exchange, asset purchase or otherwise), assigns, receivers, trustees and representatives of NPAL and shall inure to the benefit of Liberty, LIFE and all subsequent holders of the Fox Kids Preferred Stock. NPAL shall not assign its rights or delegate its obligations hereunder without the prior approval of the holders of at least
66 2/3% of the shares of Fox Kids Preferred Stock then outstanding, and any purported assignment or delegation without such approval shall be void ab initio.
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     10.  Amendments; Waivers. (a) This Agreement may only be amended with the
          -------------------
prior approval of the holders of at least 66 2/3% of the shares of Fox Kids Preferred Stock then outstanding, and any purported amendment without such approval shall be void ab initio.
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          (b)  Each of the provisions of this Agreement may be waived, in whole or in part, or the application of all or any part of such provisions in any particular circumstance or generally may be waived, in each case only with the prior approval of the holders of at least 66 2/3% of the shares of Fox Kids Preferred Stock then outstanding, and any purported waiver without such approval shall be void ab initio.
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     11.  Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND
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INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING
EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

     12.  Severability. If any term or other provision of this Agreement is
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invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement shall nonetheless remain in full force and effect. Upon any such determination that a term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

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     13.  Delivery of Agreement. NPAL shall deliver a copy of this Agreement,
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without charge, to each holder of shares of Fox Kids Preferred Stock that shall request a copy of this Agreement.

     14.  Specific Performance. Without intending to limit the remedies
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available to Liberty, LIFE or any subsequent holder of shares of Fox Kids
Preferred Stock, NPAL acknowledges and agrees that a violation by NPAL of any terms of this Agreement will cause such Persons irreparable injury for which an adequate remedy at law is not available. Therefore, the parties agree that Liberty, LIFE and any subsequent holder of shares of Fox Kids Preferred Stock shall be entitled to an injunction, restraining order or other form of equitable relief from any court of competent jurisdiction compelling NPAL, its successors and assigns, to specifically perform, and restraining such party from committing any breach of, or threatened breach of, any provisions of this Agreement.

     15.  Notices. Any notice, request or other communication required or
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permitted to be given hereunder to NPAL shall be given in writing by delivering the same against receipt therefor by registered mail, hand delivery, facsimile transmission (confirmed by registered mail) or telex, addressed to NPAL, as follows (and if so given, shall be deemed given when mailed; upon receipt of facsimile confirmation, if sent by facsimile transmission; or upon receipt of an answer-back, if sent by telex):

          c/o News America Publishing Incorporated
          1211 Avenue of the Americas
          New York, New York 10036
          Attention:  Office of the General Counsel
          Telecopy:  (212) 768-2027

or to such other address or telecopy number as the holders of Fox Kids Preferred Stock may be notified of by NPAL.

          Any notice, request or other communication required or permitted to be given hereunder to the holders of shares of Fox Kids Preferred Stock shall be given by NPAL in the same manner as notices are sent by Fox Kids to the holders of shares of Fox Kids Preferred Stock under the Fox Kids Certificate of Designations.

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     16.  Entire Agreement. This Agreement represents the entire understanding
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of the parties with reference to the matters set forth herein. This Agreement supersedes all prior negotiations, discussions, correspondence, communications and prior agreements among the parties relating to the subject matter hereof.

     Dated: August 1, 1997

                                        NEWS PUBLISHING AUSTRALIA LIMITED


                                        By:  /s/ Paula Wardynski
                                           ----------------------------------
                                             Name:  Paula Wardynski
                                             Title: Vice President


                                        LIBERTY MEDIA CORPORATION


                                        By:  /s/ David Koff
                                           ----------------------------------
                                             Name:  David Koff
                                             Title: Vice President


                                        LIBERTY IFE, INC.


                                        By:  /s/ David Koff
                                           ----------------------------------
                                             Name:  David Koff
                                             Title: Vice President

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